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                                                          Exhibit 10.21

                                  ALLSTATE BANK

                     VARIABLE ANNUITY SERVICE SUPPLEMENT TO
                    CASH MANAGEMENT SERVICES MASTER AGREEMENT

         This Service Supplement amends the Cash Management Services Master Agreement, as amended (the "Agreement") between Allstate Bank, formerly known as Allstate Federal Savings Bank ("Bank"), and certain other parties.

PARTIES TO THE AGREEMENT. The Agreement is hereby amended to include Allstate Life Insurance Company of New York ("ALICNY") as a party and as to ALICNY, New York law shall apply to the Agreement.

ESTABLISHMENT OF ACCOUNTS.

     Under the Agreement and this Supplement, Bank will open new deposit accounts ("Account") for Allstate Life Insurance Company, Lincoln Benefit Life Company and Allstate Life Insurance Company of New York and any other party to the Agreement applying to the Bank for an account (together the "Annuity Companies" and individually each an "Annuity Company"). Deposits to and withdrawals from each Account will be made solely through electronic transfers by wire or through an automated clearinghouse ("ACH").

VARIABLE ANNUITY SERVICES FUND TRANSFERS.

               (a) The Annuity Companies invest the funds received from the sale of variable annuities to their customers and, under their annuity contracts, must make payments to their customers on a periodic basis and/or upon termination or surrender of annuity contracts. The Annuity Companies need an efficient way to arrange for payments to their Customers. Bank, through the Accounts and the related fund transfer services it provides, can facilitate these payments.

               (b) It is contemplated that each Annuity Company will arrange for wire or ACH transfers of funds to its Account from time to time, as needed, to provide funds required for anticipated payment obligations to its Customers. Bank will accept such electronic transfers. Pursuant to transfer instructions communicated to Bank by an Annuity Company in accordance with the Agreement, at the prompting of the treasury department for an Annuity Company, Bank will electronically transmit to an Account (the "Recipient Account") designated by such Annuity Company funds that have been deposited into such Annuity Company's Account, provided that Bank shall not be required: (i) to effect more than one electronic transfer from any Account on any single business day; or (ii) to transfer any funds that have not been received on a prior business day prior to the cut-off time established by Bank. There shall be a single Recipient Account linked to each Account at all times.

               (c) As required or appropriate, Bank shall adjust transfers to the Recipient Account to reflect any reversals or necessary adjustments on prior deposits and withdrawals, or alternatively bill or make payment to the applicable Annuity Company.

INTEREST AND FEES. No interest will be paid on funds in the Accounts. Bank will charge each Annuity Company the applicable fees set forth on the ACH and Wire Transfer Pricing schedule to the Agreement, as such schedule may be modified from time to time (the "Fee Schedule").

OPERATIONAL AND SECURITY PROCEDURES. Each Annuity Company shall follow the operational and security procedures set forth in Exhibit A below and as set forth in the Agreement.

POTENTIAL OVERDRAFTS. Each Annuity Company promises to maintain reasonable procedures to assure that it does not incur overdrafts in its Account(s). Nevertheless, the parties acknowledge that overdrafts, including intraday overdrafts, may occur from time to time. In the event that Bank notifies any Annuity Company that one of its Accounts is overdrawn, the Annuity Company will use reasonable commercial efforts to cover the overdraft prior to the end of the day and will, in any event, cover the overdraft no later than the following business day, as early in the day as practicable.

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STATUS OF AGREEMENT. All provisions of the Agreement shall apply to the Services contemplated by this Supplement. However, in the event of any conflict between the terms of this Supplement and the other provisions of the Agreement, the terms of this Supplement shall control.

AMENDMENTS.

Notwithstanding any language in the Agreement to the contrary, Bank may effect amendments to this Service Supplement that apply to some but not all of the other parties to the Agreement by giving the requisite notice to the affected parties only.

IN WITNESS WHEREOF, the affected parties have executed this Supplement which is effective as of the date first above written.


ALLSTATE LIFE INSURANCE COMPANY               ALLSTATE BANK
ALLSTATE LIFE INSURANCE COMPANY
OF NEW YORK
LINCOLN BENEFIT LIFE COMPANY


By:   /s/ Barry S. Paul                       By:    /s/ Clay S. Green
      ------------------------                       -----------------
BARRY S. PAUL, ASSISTANT                      Name:  Clay S. Green
TREASURER                                            -----------------

Name: /s/ Nancy M. Bufalino                   Title: President
      ------------------------                       -----------------
NANCY M. BUFALINO


    DATE: 11/10/2005

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EXHIBIT A

Operational and Security Procedures

ISSUANCE OF PAYMENT ORDERS.

FORMAT, CUT-OFF TIME. Orders for payment ("Payment Orders") are subject to the Bank's acceptance, and will be received and processed only on Bank's funds transfer business days. All outgoing Payment Orders received after 2:00 p.m. Central Time will be processed the next business day. The Bank must receive requests for cancellations or amendments of Payment Orders not later than 2:00 p.m., Central Time, on the funds transfer business day preceding the day for execution of the Payment Order.

INSUFFICIENT FUNDS. If honoring a Payment Order would cause the Account of Customers designated in the Payment Order to be overdrawn, Bank MAY, but has no obligation to, execute the Payment Order, and (a) create an overdraft in such Account, (b) transfer to the designated Account from any other account of Customers, funds sufficient to cover the deficiency in the designated Account. Customers promise to repay any such overdraft, plus any overdraft fee, on demand, and to pay Bank's costs of collection and reasonable attorneys fees.

REJECTION OF PAYMENT ORDER. Bank may notify Customers of its rejection of any Payment Order or request for an amendment or cancellation of a Payment Order by telephone, facsimile transmission, electronic transmission, or other written notice.

CANCELLATION OF PAYMENT ORDERS. Customers may cancel or amend a Payment Order only if Bank receives the communication before Bank's cut-off time and has a reasonable opportunity to act on it before accepting the Payment Order. However, Bank will have no liability if such cancellation or amendment is not effected. The communication of a cancellation or amendment must be presented in conformity with the same security procedures that have been agreed to for Payment Orders. In addition, prior to honoring any request to cancel or amend a Payment Order, the Bank may require the Customers to deliver an indemnification supported by a bond or other security in a form and amount acceptable to the Bank, and to take such other actions as reasonably requested by the Bank.

SECURITY PROCEDURES.

Customers and Bank have established a secured interface through which Customers communicates its Payment Orders to Bank. In the event that interface is not available Customers will send Payment Orders to Bank via facsimile machine (847-968-6717) or other number designated by Bank. In the event that the Payment Order utilizes a repetitive template (that is, one in which all payment information is predefined and the only variable information is the dollar amount) no callback will be made. If the Payment Order is non-repetitive Bank will rely on other security procedures including callbacks (to the Authorized Individual(s) as designated on the "Organization Account Authorization" and an Authorized Individual specific personal identification number ("PIN") as the MEANS of validating Payment Order information and monitoring transactions. Customers agrees that any such security procedure is a commercially reasonable method of providing security against unauthorized payment orders in light of the amount of the Payment Order and other relevant factors.

ACCOUNT AGREEMENT.

Bank may issue administrative rules and procedures for time to time, which will be binding on Customers after it receives written notice of the rules and procedures. In addition, Bank's rights and obligations with respect to Customers' Account are subject to the terms of Bank's Deposit Agreement and Disclosure, as in effect from time to time.

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REPORT OF DISCREPANCIES.

Customers must promptly report in writing any discrepancy between Customer's records of Payment Orders and the notice Customers receive of the execution of any Payment Order. Customers agree that fourteen (14) days is a reasonable time for Customers to notify Bank of discrepancies, including unauthorized and erroneous Payment Orders.

Customers will provide Bank with all information reasonably requested in connection with any discrepancy. Except as otherwise required by law, Customers will not be entitled to interest on any refundable amount. If Bank can prove that Customers failed to perform any duties with respect to an erroneous payment and that Bank has incurred a loss as a result of the failure, Customers will be liable to Bank for the amount of the loss not exceeding the amount of the Payment Order.

NAME/IDENTIFYING NUMBER INCONSISTENCIES OR OTHER ERRORS.

In executing a Payment Order, Bank and other banks involved in the transfer may rely on the identifying number (e.g. Fedwire routing number or account number) of any credit party as instructed in the Payment Order, even if that number identifies a person different from the named beneficiary. Customers assume full responsibility for any inconsistency between the name and identifying number of any credit party. Bank is not responsible for detecting any error contained in Payment Order sent by Customer to Bank.

BAI FILE TRANSMISSION SCHEDULE

For all Bank business days, by 5AM, Allstate Bank will deliver to a Treasury provided location an encrypted Prior Day Balance file including account transactions, account balances and file totals.

For all Bank business days, by 9AM, Allstate Bank will deliver to a Treasury provided location an encrypted Current Day Balance file including account transactions and file totals.

Both of these files will follow BAI Cash Management Balance Reporting Specifications version 2 formatting rules. In cases where either of these files cannot be delivered by the time indicated, Allstate Bank IT will provide hourly problem resolution status to Treasury until the problem is corrected.

WIRE PROCESSING SCHEDULE

Allstate Bank will provide secure system access for Treasury to process payment orders between the hours of 8AM and 3PM on all bank business days. If that processing window must be extended on any given day, notice must be given to the bank prior to 2PM.

Security

System access security includes usage of both client certificates and system userid/passwords following Allstate Financial Technology security standards.

BUSINESS CONTINUITY

DDA Failure prior to BAI Transmission:

Allstate Bank IT will open a problem ticket with Fidelity at a level of "Severity One". A "Sev-One" requires hourly updates by Fidelity. Allstate Bank also commits to hourly updates of Allstate's Treasury department until the issue is resolved.

DDA Failure during wire processing:

If the DDA system fails during the daily wire processing, the wire requests initiated by Allstate's Treasury department will back-up in the Browser's Pending Queue. In the event of such an occurrence, Allstate Bank will manually execute wires. And once the DDA is back online, the Allstate Bank will manually update the corresponding DDAs.

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ALLSTATE BANK CONTACT LIST

Below is a contact list for any questions pertaining to wire processing:
                           Phone Number               Pager #
Doug Carpenter 847-968-6857
Debbie Bradel 847-968-6841                  1-800-759-8888 PIN 1152223

FAX NUMBER                  847-968-6717

NOTE: THE INDIVIDUALS NAMED IN THIS DOCUMENT MAY BE CHANGED VIA WRITTEN COMMUNICATION TO THE DIRECTOR OF CASH OPERATIONS AT ALLSTATE BANK. ALLSTATE BANK WILL NOTIFY ANNUITY COMPANIES IN WRITING OF ANY CHANGE TO THE ALLSTATE BANK INDIVIDUALS NAMED IN THIS DOCUMENT.

MISCELLANEOUS.

Customers will provide Bank with all information reasonably requested in connection with any discrepancy. Except as otherwise required by law, Customers will not be entitled to interest on any refundable amount. If Bank can prove that Customers failed to perform any duties with respect to an erroneous payment and that Bank has incurred a loss as a result of the failure, Customers will be liable to Bank for the amount of the loss not exceeding the amount of the Payment Order.

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